Exhibit 10.2

CACI INTERNATIONAL INC 2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (the “Agreement”) is entered into by and between CACI International Inc, a Delaware corporation, (“CACI” or the “Company”) and                      (the “Grantee”) effective as of                      (the “Grant Date”).

Recitals

WHEREAS, Section 7 of the CACI International Inc 2006 Stock Incentive Plan (the “Plan”) permits the Committee to make awards of Restricted Stock to key employees of the Company or any Subsidiary or Affiliate.

WHEREAS, the Grantee has been determined to be a key employee who is entitled to an Award under the Plan; and

WHEREAS, on                      (the “Grant Date”), the Committee awarded the Grantee                      Shares of Restricted Stock in order to provide that the Grantee with a proprietary interest in the Company and to provide the Grantee with an incentive to remain in the employ of the Company or an Affiliate or Subsidiary.

NOW, THEREFORE, the Company and the Grantee mutually covenant and agree as follows:

1.	Definitions

Under this Agreement, except where the context otherwise indicates, the following definitions apply:

(a) “Agreement” means this Restricted Stock Grant Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of this Agreement.

(b) “Grant Date” means                     .

(c) “Plan” means the CACI International Inc 2006 Stock Incentive Plan, as amended from time to time.

(d) “Retirement” means voluntary retirement from the Company or an Affiliate on or after age 65, upon written notice from the Grantee to the Committee that Grantee is permanently retiring from CACI and the information technology industry.

(e) “Shares” means the shares of Stock subject to the Agreement.

(f) “Vesting Date” means                     .

Any capitalized term used herein that is not expressly defined in this Agreement shall have the meaning that such term has under the Plan unless otherwise provided herein.

2.	Restricted Stock Award

Pursuant to and subject to the terms of the Plan, CACI hereby awards to The Grantee a total of              Shares of Restricted Stock. The Shares are granted subject to the restrictions and conditions as set forth in this Agreement. The price of a Share at close of business on the Grant Date was $            .

3.	Vesting

(a) Regular Vesting Schedule. Except as set forth in this Section 3, the Restricted Stock granted pursuant to this Agreement shall vest on the Vesting Date, and shall be converted to unrestricted Shares at that time, provided the Grantee has remained in the continuous full-time employment of the Company, or a Subsidiary or Affiliate, from the Grant Date through the Vesting Date.

(b) Vesting Upon Change in Control, Disability, Retirement or Death. Upon (i) the occurrence of a Change in Control while the Grantee remains a full-time employee of the Company, a Subsidiary or Affiliate, or (ii) termination of the Grantee’s full-time employment with the Company, a Subsidiary or Affiliate due to Retirement, Disability or death, in either case prior to the Vesting Date, the Grantee shall be vested in the Restricted Stock.

(c) Employment Requirement; Forfeiture. Except as provided in Section 3(b) or otherwise determined by the Committee, in order to become vested in the Restricted Stock granted under the terms of this Agreement, the Grantee must have been in the continuous full-time employ of the Company, a Subsidiary or Affiliate from the Grant Date through the close of business on the Vesting Date. The Grantee shall not be deemed to be employed by the Company, a Subsidiary or Affiliate if the Grantee’s employment has been terminated, even if the Grantee is receiving severance in the form of salary continuation through the regular payroll system. If the Grantee terminates employment with the Company, a Subsidiary or Affiliate for any reason other than Retirement, Disability or death, or converts from full-time to part-time status, prior to the close of business on the Vesting Date, the Restricted Stock granted under this Agreement shall be forfeited.

(d) Bankruptcy; Dissolution. Restricted Stock granted under this Agreement shall be forfeited in the event that the Company is placed under the jurisdiction of a bankruptcy court, or is dissolved or liquidated.

(e) Return of Shares. If the Grantee forfeits rights to the Restricted Stock in accordance with Section 3(c) or (d), the Shares of Restricted Stock shall be transferred to the Company, and the Grantee shall cease to have any rights with respect thereto

(including any of the rights of a stockholder with respect to the forfeited Restricted Stock and any dividends or distributions paid with respect to the Restricted Stock prior to the Vesting Date).

4.	Issuance of Shares; Rights as Stockholder

Stock certificates with respect to Restricted Stock granted pursuant to this Agreement will be registered in the Grantee’s name as soon as administratively practicable after the execution of this Restricted Stock Grant Agreement, subject, however, to forfeiture if the Shares of Restricted Stock do not vest. Stock certificates issued in connection with this award shall bear an appropriate legend with respect to the vesting restrictions applicable to the Restricted Stock and, as a condition of the receipt of this award, the Grantee hereby agrees to deposit the certificates with CACI during the vesting period and to execute a blank stock power or other instrument of transfer therefor. During the vesting period, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Stock, including, but not limited to, the rights to receive dividends (or amounts equivalent to dividends) and to vote the Restricted Stock. Any dividends or distributions paid with respect to the Restricted Stock prior to the Vesting Date will be subject to the same vesting restrictions as the Restricted Stock to which such dividends or distributions relate.

5.	Delivery of Shares

Within 30 days after the date the Restricted Stock granted pursuant to this Agreement vests, subject to the provisions of this Agreement, the Company shall cause to be delivered to the Grantee one or more certificates for unrestricted Stock in an aggregate amount equal to the number of Shares granted pursuant to this Agreement.

6.	Designation of Beneficiary

(a) The Grantee, may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom any Shares of Restricted Stock or the payment of any other amount due under this Agreement are to be transferred, delivered or paid in case of the Grantee’s death before the Grantee has received all Restricted Stock or other amounts to which the Grantee is entitled under this Agreement. Each designation of beneficiary shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Committee, and will be effective only when received in writing by the Plan Administrator. The last valid beneficiary designation received shall be controlling; provided, however, that no beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Grantee’s death. Attached to this Agreement is the prescribed Designation of Beneficiary Form.

(b) If no valid and effective beneficiary designation exists at the time of the Grantee’s death, or if no designated beneficiary survives the Grantee, or if the Grantee’s beneficiary designation is invalid under the law, any Restricted Stock or payment of any other amount due hereunder shall be transferred, delivered or paid to the Grantee’s surviving spouse, if any, or if there is no such surviving spouse, to the executor or administrator of the Grantee’s estate. If the Plan Administrator is in doubt as to the right of any person to receive Restricted Stock or payment of any other amount hereunder, the Committee may direct that the amount of such benefit be paid into a court of competent jurisdiction in an interpleader action, and such payment into court shall fully and completely discharge any liability or obligation of the 2006 Stock Incentive Plan, CACI, the Committee, CACI International Inc, the Board of Directors of CACI International Inc, or the Plan Administrator under this Agreement.

7.	Fractional Shares

No fractional shares or scrip representing fractional shares of Stock shall be issued in connection with the conversion of the Restricted Stock granted pursuant to this Agreement. If, upon granting shares herein, the Grantee would be entitled to a fractional share of Stock, the number of shares to which the Grantee is entitled shall be rounded up to the next highest whole number.

8.	Securities Law Compliance

To the extent applicable, as determined by the Committee, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the U. S. Securities and Exchange Act of 1934. Any ambiguities or inconsistencies in the construction of a Restricted Stock award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

9.	Miscellaneous

(a) No Restriction on Company Authority. The award of Restricted Stock to the Grantee shall not affect in any way the right or power of CACI or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in CACI’s capital structure or its business, or any merger or consolidation of CACI, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of CACI, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Adjustment of Restricted Stock. If CACI shall effect a subdivision or consolidation of shares of Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefore in money, services or property, the number and class of shares of Stock represented by the Restricted Stock granted pursuant to this Agreement shall be appropriately adjusted in such a manner as to represent the same total number of shares that the owner of an equal number of outstanding shares of Stock would own as a result of the event requiring the adjustment. The shares thereby received shall remain subject to the terms and conditions of this Agreement.

(c) No Adjustment Otherwise. Except as hereinbefore expressly provided, the issue by CACI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of CACI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of Restricted Stock granted pursuant to this Agreement.

(d) Assignment. This Agreement and the Restricted Stock granted under it may not be assigned without the prior written consent of the Committee.

(e) Withholding Taxes. As a condition to the issuance of Shares of Restricted Stock under this Agreement, the Grantee agrees to remit to CACI in exchange for a stock certificate (or certificates) representing such shares any taxes (whether income taxes, employment taxes, or any other taxes) required to be withheld or collected under federal, state, or local law as a result of such issuance or vesting of the Restricted Stock. In lieu of remitting cash payment for such shares, the Grantee may consent to have CACI issue a reduced number of shares by withholding the number of shares equal in value to the amount of taxes due from the Grantee.

(f) Impact on Other Benefits. The value of the Restricted Stock (either on the Grant Date or at the time, if ever, the Restricted Stock becomes vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

(g) Compliance with Section 409A. The award of Restricted Stock is not intended to provide deferred compensation subject to Section 409A of the Internal Revenue Code; provided, however, that CACI makes no representations as to the tax consequences of the award of Restricted Stock to the Grantee or its vesting (including, without limitation, under Section 409A of the Internal Revenue Code, if applicable). The Grantee understands and agrees that the Grantee is solely responsible for any and all income, excise or other taxes imposed on the Grantee with respect to the award.

(h) Right to Continued Employment. Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Company, a Subsidiary or Affiliate and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Company, a Subsidiary or Affiliate, or as a limitation of the right of the Company, a Subsidiary or Affiliate to discharge the Grantee at any time.

(i) Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

(j) Arbitration. Any dispute between the parties hereto arising under or relating to this Agreement shall be resolved in accordance with the procedures of the American Arbitration Association. Any resulting hearing shall be held in the Washington, DC metropolitan area. The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction.

(k) Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

(l) Headings. Headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(m) Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by first class or certified mail, addressed to the Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(n) Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

(o) Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Awards related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.

(p) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Grant Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand and seal, on the date(s) written below.

CACI INTERNATIONAL INC

By:
Arnold D. Morse, Chief Legal Officer

Date:

Grantee

Date: